 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-216254
The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the Notes, and are not soliciting an offer to buy the Notes, in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED DECEMBER 2, 2019
Preliminary Prospectus Supplement
(To Prospectus dated February 27, 2017)
$
% Fixed-to-Floating Rate Subordinated Notes due 2029
We are offering $   aggregate principal amount of    % fixed-to-floating rate subordinated notes due 2029 (the “Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Notes will mature on                 , 2029. From and including the date of issuance to, but excluding                 , 2024, the Notes will bear interest at an initial rate of    % per annum, payable semi-annually in arrears on                 and                 of each year, commencing on                 , 2020. From and including                 , 2024 to, but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to a Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined and subject to the provisions under “Description of the Notes — Interest” included in this prospectus supplement, plus           basis points, payable quarterly in arrears on                 ,                 ,                 and             of each year, commencing on                 , 2024. Notwithstanding the foregoing, in the event that the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
We may, at our option, beginning with the interest payment date of                 , 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.
The Notes are unsecured and will rank equally with all of our other unsecured subordinated indebtedness currently outstanding or issued by us in the future. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to all current and future senior indebtedness of Ameris Bancorp, including all of its general creditors, and they will be structurally subordinated to all of its subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of Ameris Bancorp only and are not obligations of, and are not guaranteed by, any of Ameris Bancorp’s subsidiaries. The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.
The Notes will not be listed on any securities exchange or quoted on a quotation system. Currently, there is no public trading market for the Notes.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discounts(2)	%	$
Proceeds to us, before expenses	%	$

(1)
Plus accrued interest, if any, from the original issue date.

(2)
The underwriter will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” in this prospectus supplement.

Investing in the Notes involves risks. Before investing in the Notes, potential purchasers of the Notes should consider the information under “Risk Factors” beginning on page S-12 of this prospectus supplement and in our annual report on Form 10-K for the year ended December 31, 2018 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, which are incorporated herein by reference.
The Notes are not savings accounts, deposits or other obligations of our subsidiary bank, Ameris Bank, or any of our non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency or instrumentality. None of the U.S. Securities and Exchange Commission (“SEC”), the FDIC, the Federal Reserve, any other bank regulatory agency or any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about           , 2019. See “Underwriting” in this prospectus supplement for details.
SANDLER O’NEILL + PARTNERS, L.P.
The date of this prospectus supplement is                 , 2019.

Prospectus Supplement
i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Ameris,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Ameris Bancorp and its consolidated subsidiaries. References to “Ameris Bank” or the “Bank” mean Ameris Bank, which is our wholly owned bank subsidiary.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before deciding to purchase the Notes.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. If any information conflicts with any statement in a document that we have incorporated by reference into this prospectus supplement, then you should consider only the statement in the most recent document.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus with respect to this offering filed by us with the SEC in making your investment decision. We have not authorized anyone to provide you with information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or any free writing prospectus with respect to this offering filed by us with the SEC. We take no responsibility for, and provide you with no assurance as to the reliability of, any other information others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and the underwriter are not offering to sell nor seeking offers to buy the Notes in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “expect,” “anticipate,” “intend,” “may,” “should,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These statements should be considered subject to various risks and uncertainties, and are made based upon management’s belief as well as assumptions made by, and information currently available to, management pursuant to “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors including, without limitation:
•
the risks of any acquisitions, mergers or divestitures which we may undertake in the future, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth, expense savings and/or other results from such transactions;

•
the effects of future economic, business and market conditions and changes, including, without limitation, seasonality;

•
legislative and regulatory changes, including changes in banking, securities and tax laws, regulations and policies and their application by our regulators;

•
changes in accounting rules, practices and interpretations;

•
the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities and interest-sensitive assets and liabilities;

•
changes in borrower credit risks and payment behaviors;

•
changes in the availability and cost of credit and capital in the financial markets;

•
changes in the prices, values and sales volumes of residential and commercial real estate;

•
the effects of concentrations in our loan portfolio;

•
our ability to resolve nonperforming assets;

•
the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates and valuations;

•
changes in technology or products that may be more difficult, costly or less effective than anticipated;

•
the effects of war or other conflicts, acts of terrorism, hurricanes, floods, tornados or other catastrophic events that may affect economic conditions; and

•
the other factors and information contained in this prospectus supplement and in the other reports and filings that we make with the SEC, including, without limitation, those described under Item 1A., “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018 and in our quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Many of these risks factors are beyond our ability to control or predict, and you are cautioned not to put undue reliance on the forward-looking statements appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. Ameris does not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws.
iii

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. It does not contain all of the information that may be important to your decision to purchase the Notes offered hereby. You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, especially the “Risk Factors” sections and the historical financial statements and the related notes thereto and management’s discussion and analysis before making a decision to purchase the Notes.
Ameris Bancorp, a Georgia corporation, is a financial holding company that was incorporated in 1980 and is headquartered in Atlanta, Georgia. Our business is conducted primarily through Ameris Bank, a Georgia state-chartered bank and a wholly owned subsidiary of Ameris.
Through Ameris Bank, we provide a full range of banking services to our retail and commercial customers through 170 branches in select markets in Georgia, Alabama, Florida and South Carolina. These branches serve distinct communities in our business areas with autonomy but do so as one bank, leveraging our favorable geographic footprint in an effort to acquire more customers. Deposits with Ameris Bank are insured, up to applicable limits, by the FDIC.
Our business model capitalizes on the efficiencies of a large financial services company while still providing the community with the personalized banking service expected by our customers. We manage Ameris Bank through a balance of decentralized management responsibilities and efficient centralized operating systems, products and loan underwriting standards. Our Board of Directors and senior managers establish corporate policy, strategy and administrative policies. Within our established guidelines and policies, the banker closest to the customer responds to the differing needs and demands of his or her unique market.
Throughout our history, our strategy has been focused on growing in our historical markets and in select new markets that we have entered through acquisitions. We believe that this strategy has resulted in a consistent record of strong growth over an extended period of time, as we have grown from $2.11 billion in total assets at December 31, 2007 to $17.76 billion in total assets at September 30, 2019. At September 30, 2019, we also had total loans (net of allowance for loan losses) of  $12.79 billion, total deposits of   $13.66 billion and shareholders’ equity of  $2.42 billion.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “ABCB.” Our principal executive offices are located at 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305, and our telephone number is (404) 639-6500. Our website is www.amerisbank.com. The information on our website is provided as an inactive textual reference, and the information on our website is not part of, nor incorporated by reference into, this prospectus supplement.

THE OFFERING
The following description contains basic information about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of the Notes, you should read “Description of the Notes.”
Issuer
Ameris Bancorp
Securities Offered
    % Fixed-to-Floating Rate Subordinated Notes due 2029
Aggregate Principal Amount
$
Issue Price
    %
Maturity Date
The Notes will mature on            , 2029.
Interest Rate
From and including the issue date to, but excluding,            , 2024, or earlier redemption, a fixed per annum rate of    %.
From and including            , 2024 to, but excluding, the maturity date or the date of earlier redemption, a floating per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus        basis points for each quarterly interest period during the floating rate period; provided, however, that in the event the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero. For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).
If the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes — Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under Description of the Notes) plus        basis points.
We will act as the initial calculation agent.
Interest Payment Dates
Until, but excluding,            , 2024, we will pay interest on the Notes on             and             of each year, commencing on            , 2020.
From and including            , 2024, to, but excluding, the maturity date or the date of earlier redemption, we will pay interest on the Notes on            ,            ,             and             of each year.

Record Dates
Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day immediately preceding the applicable interest payment date.
Day Count Convention
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding            , 2024 and, thereafter, on the basis of a 360-day year and the actual number of days elapsed.
No Guarantee
The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed under “Ranking; Subordination.”
Ranking; Subordination
The Notes offered by this prospectus supplement will be issued by us under a Subordinated Debt Indenture, dated as of March 13, 2017, between Ameris Bancorp and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of            , 2019, between Ameris Bancorp and the Trustee. We refer to the Subordinated Debt Indenture, as supplemented by the Second Supplemental Indenture, as the “Indenture.” The Notes will be our unsecured, subordinated obligations and:
•
will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture), all as described under “Description of the Notes”;

•
will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•
will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•
will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures issued to our capital trust subsidiaries, and (ii) any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•
will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including, without limitation, Ameris’s depositors, liabilities to general and trade creditors and liabilities arising in the ordinary course of business or otherwise.

As of September 30, 2019, on a consolidated basis, our liabilities totaled approximately $15.34 billion, which includes approximately $13.66 billion of deposit liabilities, approximately $1.35 billion of other borrowings (which include approximately $70.0 million of indebtedness under our revolving credit agreement, approximately $1.13 billion of Federal Home Loan Bank advances, approximately $74.0 million of subordinated notes issued by Ameris, approximately $76.6 million of subordinated notes issued by

Ameris Bank (or banks that have merged into Ameris Bank) and approximately $127.1 million of trust preferred securities and accompanying junior subordinated debentures), and approximately $188.0 million of other liabilities. Except for approximately $127.1 million of junior subordinated debentures and associated trust preferred securities (which rank junior in right of payment and upon liquidation to the Notes) and approximately $74.0 million of subordinated notes (which rank equal in right of payment and upon liquidation to the Notes) issued by Ameris, all of these liabilities are contractually or structurally senior to the Notes. At September 30, 2019, there was $30.0 million available for borrowing under our revolving credit agreement. Any additional borrowings under our revolving credit agreement also will rank senior to the Notes.
The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.
Optional Redemption
We may, at our option, beginning with the interest payment date of            , 2024, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to but excluding the date of redemption.
Special Redemption
We may also redeem the Notes at any time, including prior to            , 2024, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, if: (i) an amendment or change (including any announced prospective amendment or change) in law occurs, or an administrative or judicial action is announced or taken or there is an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, in each case that, as a result of which, there is more than an insubstantial risk that interest payable by us on the Notes is not, or within 90 days of the date of such opinion, will not be deductible by us, in whole or in part, for U.S. federal income tax purposes; (ii) a subsequent event occurs that, as a result of which, there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes — Redemption.”
Form and Denomination
The Notes will be offered in book-entry only form through the facilities of DTC in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof.
Sinking Fund
There is no sinking fund for the Notes.
Further Issuances
The Notes will initially be limited to an aggregate principal amount of  $   . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series; provided that if any such additional notes are not fungible with the Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.
Use of Proceeds
We estimate that the net proceeds from this offering of the Notes will be approximately $       after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering of the Notes to repay certain outstanding indebtedness and the remainder for other general corporate purposes. See “Use of Proceeds.”
Listing
The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently, there is no market for the Notes, and there is no assurance that any public market for the Notes will develop.
Governing Law
The Notes and the Indenture will be governed by the laws of the State of New York.
Trustee
Wilmington Trust, National Association.
Risk Factors
Investing in the Notes involves certain risks. Before investing in the Notes, you should carefully consider the information under “Risk Factors” beginning on page S-12 of this prospectus supplement, under Item 1A., “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018 and in our quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

SUMMARY SELECTED FINANCIAL DATA
Set forth below is selected consolidated financial data of Ameris for the periods indicated. The selected consolidated financial data of Ameris as of and for years 2018, 2017 and 2016 are derived from the audited consolidated financial statements of Ameris, which were audited by Crowe LLP. The consolidated financial statements as of December 31, 2018 and December 31, 2017, and for each of the years in the three-year period ended December 31, 2018, together with the notes thereto and the report of Crowe LLP on those financial statements, are included in our annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected consolidated financial data as of and for the nine-month periods ended September 30, 2019 and September 30, 2018 are derived from unaudited condensed consolidated financial statements of Ameris. The unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring items, which our management considers necessary for a fair presentation of our financial position and results of operations for these periods. The financial condition and results of operations as of and for the nine months ended September 30, 2019 do not purport to be indicative of the financial condition or results of operations to be expected as of or for the year ending December 31, 2019. The unaudited condensed consolidated financial statements as of September 30, 2019 and for the nine-month periods ended September 30, 2019 and September 30, 2018 together with the notes thereto are included in our quarterly report on Form 10-Q for the quarter ended September 30, 2019 which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the notes thereto, appearing in our annual report on Form 10-K for the year ended December 31, 2018 and our quarterly report on Form 10-Q for the quarter ended September 30, 2019, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Nine Months Ended September 30,		Years Ended December 31,
	2019	2018	2018	2017	2016
	(unaudited)		(audited)
	(In thousands, except per share data and ratios)
Selected Balance Sheet Data:
Total assets	$17,764,277	$11,428,994	$11,443,515	$7,856,203	$6,892,031
Earning assets	15,858,175	10,340,558	10,348,393	7,288,285	6,293,670
Loans held for sale	1,187,551	130,179	111,298	197,442	105,924
Loans, net of unearned income	7,208,816	5,543,306	5,660,457	4,856,514	3,626,821
Purchased loans	5,388,336	2,711,460	2,588,832	861,595	1,069,191
Purchased loan pools	229,132	274,752	262,625	328,246	568,314
Investment securities available for sale	1,491,207	1,162,570	1,192,423	810,873	822,735
FDIC loss-share receivable, net of clawback	—	—	—	—	—
Total deposits	13,659,594	9,181,363	9,469,313	6,625,845	5,575,163
FDIC loss-share payable including clawback	19,490	18,740	19,487	8,803	6,313
Shareholders’ equity	2,420,723	1,404,977	1,456,347	804,479	646,437
Selected Income Statement Data:
Interest income	$442,318	$290,577	$413,326	$294,347	$239,065
Interest expense	92,503	46,739	69,934	34,222	19,694
Net interest income	349,815	243,838	343,392	260,125	219,371
Provision for loan losses	14,065	13,006	16,667	8,364	4,091
Noninterest income	143,000	87,942	118,412	104,457	105,801
Noninterest expense	349,373	217,837	293,647	231,936	215,835

	Nine Months Ended September 30,		Years Ended December 31,
	2019	2018	2018	2017	2016
	(unaudited)		(audited)
	(In thousands, except per share data and ratios)
Income before income taxes	129,377	100,937	151,490	124,282	105,246
Income tax expense	29,184	23,446	30,463	50,734	33,146
Net income	$100,193	$77,491	$121,027	$73,548	$72,100
Preferred stock dividends	—	—	—	—	—
Net income available to common shareholders	$100,193	$77,491	$121,027	$73,548	$72,100
Per Share Data:
Earnings per share available to common shareholders:
Basic	$1.83	$1.86	$2.81	$2.00	$2.10
Diluted	1.83	1.85	2.80	1.98	2.08
Common book value	34.78	29.58	30.66	21.59	18.51
Tangible book value	20.29	17.78	18.83	17.86	14.42
Cash dividends declared	0.35	0.30	0.40	0.40	0.30
Profitability Ratios:
Net income to average total assets	0.99%	1.12%	1.24%	1.00%	1.17%
Net income to average shareholders’ equity	7.39%	9.47%	10.27%	9.55%	11.75%
Net interest margin (fully taxable equivalent basis)	3.89%	3.93%	3.92%	3.95%	3.99%
Efficiency ratio	70.89%	65.66%	63.59%	63.62%	66.38%
Loan Quality Ratios:
Net charge-offs to average loans*	0.15%	0.29%	0.27%	0.13%	0.11%
Allowance for loan losses to total loans*	0.46%	0.46%	0.46%	0.44%	0.56%
Non-performing assets to total loans and OREO**	0.99%	0.78%	0.72%	0.85%	1.12%
Liquidity Ratios:
Loans to total deposits	93.90%	92.90%	88.21%	91.25%	94.42%
Average loans to average earning assets	82.27%	84.11%	83.81%	83.50%	80.83%
Noninterest-bearing deposits to total deposits	29.85%	25.42%	26.12%	26.82%	28.22%
Capital Adequacy Ratios:
Shareholders’ equity to total assets	13.63%	12.29%	12.73%	10.24%	9.38%
Common stock dividend payout ratio	19.13%	16.13%	14.23%	20.00%	14.29%

*
Excludes purchased non-covered and covered assets.

**
Excludes covered assets.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This prospectus supplement and certain documents filed by us with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our management uses these non-GAAP measures in its analysis of our performance. These measures are useful when evaluating the underlying performance and efficiency of our operations and balance sheet. Our management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. Our management believes that investors may use these non-GAAP financial measures to evaluate our financial performance without the impact of unusual items that may obscure trends in our underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Non-GAAP measures include tangible common equity and tangible book value per common share. We calculate the regulatory capital ratios using current regulatory report instructions. Our management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of Ameris. These capital measures may or may not be necessarily comparable to similar capital measures that may be presented by other companies.
The following information reconciles our tangible book value per common share, a non-GAAP financial measure, as of the dates presented, to our book value per common share, a financial measure calculated and presented in accordance with GAAP, as of the dates presented.
	Nine Months Ended September 30,		Years Ended December 31,
	2019	2018	2018	2017	2016
	(unaudited)		(audited)
	(dollars in thousands, except per share data)
Tangible Book Value Per Share Reconciliation:
Common shareholders’ equity	$2,420,723	$1,404,977	$1,456,347	$804,479	$646,437
Less: Goodwill	911,488	505,604	503,434	125,532	125,532
Less: Other intangibles, net	97,328	54,729	58,689	13,496	17,428
Total tangible shareholders’ equity	$1,411,907	$844,644	$894,224	$665,451	$503,477
Period end number of shares	69,593,833	47,496,966	47,499,941	37,260,012	34,921,474
Book value per common share	$34.78	$29.58	$30.66	$21.59	$18.51
Tangible book value per common share	20.29	17.78	18.83	17.86	14.42

RISK FACTORS
Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors related to this offering as well as the risk factors concerning our business included under Item 1A., “Risk Factors,” in our annual report on Form 10-K for the year ended December 31, 2018 and in our quarterly reports on Form 10-Q for the quarters ended March 30, 2019, June 30, 2019 and September 30, 2019, in addition to the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in the Notes. See “Where You Can Find More Information” for discussions of our other filings.
The Notes will be unsecured and subordinated to any future senior indebtedness.
The Notes will be subordinated obligations of Ameris Bancorp. Accordingly, they will be junior in right of payment to any existing and all future senior indebtedness, and in certain events of insolvency, to other financial obligations as described under “Description of the Notes.” Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Notes, subject to certain exceptions. The Notes will rank equally with all other unsecured subordinated indebtedness of Ameris Bancorp issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including Ameris Bank. As of September 30, 2019, on a consolidated basis, our liabilities totaled approximately $15.34 billion, which includes approximately $13.66 billion of deposit liabilities, approximately $1.35 billion of other borrowings (which include approximately $70.0 million of indebtedness under our revolving credit agreement, approximately $1.13 billion of Federal Home Loan Bank advances, approximately $74.0 million of subordinated notes issued by Ameris, approximately $76.6 million of subordinated notes issued by Ameris Bank (or banks that have merged into Ameris Bank) and approximately $127.1 million of trust preferred securities and accompanying junior subordinated debentures), and approximately $188.0 million of other liabilities. Except for approximately $127.1 million of junior subordinated debentures and associated trust preferred securities (which rank junior in right of payment and upon liquidation to the Notes) and approximately $74.0 million of subordinated notes (which rank equal in right of payment and upon liquidation to the Notes) issued by Ameris, all of these liabilities are contractually or structurally senior to the Notes. At September 30, 2019, there was $30.0 million available for borrowing under our revolving credit agreement. Any additional borrowings under our revolving credit agreement also will rank senior to the Notes.
In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.
As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.
The Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.
The Notes are not savings accounts, deposits or other obligations of Ameris Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are obligations of Ameris Bancorp only and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Ameris Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.
The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.
Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities including our regular quarterly dividend and share repurchases pursuant to our previously announced share repurchase program.
In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you. See “Description of the Notes — Consolidation, Merger and Sale of Assets.”
Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.
We are a financial holding company and we conduct substantially all of our operations through subsidiaries, including Ameris Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes, and to provide funds for payment of dividends to our shareholders, to the extent declared by our Board of Directors. There are various legal limitations on the extent to which Ameris Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise). Under Georgia law, the prior approval of the Georgia Department of Banking and Finance is required before any cash dividends may be paid by a state bank if: (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (as defined, which includes the reserve for loan losses) of such bank; (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (as defined) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%. Under the Federal Deposit Insurance Act, an insured depository institution such as Ameris Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized.” Further, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. See the information under “Payment of Dividends and Other Restrictions” in Item 1, “Business,” in our annual report on Form 10-K for the year ended December 31, 2018. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make principal or interest payments on the Notes.
We may not be able to generate sufficient cash to service all of our debt, including the Notes.
Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to us from Ameris Bank and required capital levels with respect to Ameris Bank and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.
As a financial holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to Ameris Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Ameris Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.
Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or Ameris Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, in the event we or Ameris Bank become subject to an enforcement action, prohibit Ameris Bank from paying dividends to us, and prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See “Description of the Notes — Defaults; Events of Default; Limited Rights of Acceleration.”
An active trading market for the Notes may not develop.
The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriter has advised us that it currently intends to make a secondary market in the Notes. The underwriter, however, is not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. Investors in the Notes may not be able to sell the Notes at all or may not be able to sell the Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.
Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.
Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.
On or after           , 2024, we may, at our option, redeem the Notes in whole or in part. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part, if: (i) an amendment or change (including any announced prospective amendment or change) in law occurs, or an administrative or judicial action is announced or taken or there is an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, in each case that, as a result of which, there is more than an insubstantial risk that interest payable by us on the Notes is not, or within 90 days of the date of such opinion, will not be deductible by us, in whole or in part, for U.S. federal income tax purposes; (ii) a subsequent event occurs that, as a result of which, there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under current regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 capital will be reduced by 20% in each of the last five years prior to the maturity date of the Notes. As a result, we may be more likely to redeem the Notes prior to their maturity date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption.”
We may elect to redeem the Notes on or after the date on which they become redeemable at our option; however, investors should not expect us to make such election on such date when the Notes are first redeemable. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.
The amount of interest payable on the Notes will vary after           , 2024.
From, and including the date of issuance to, but excluding           , 2024, the Notes will bear interest at an initial rate of    % per annum. Thereafter, the Notes will bear interest at a floating per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus      basis points, subject to the provisions under “Description of the Notes — Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the benchmark rate increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including, without limitation, economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Our published credit ratings may not reflect all risks of an investment in the Notes, and changes in our published credit ratings may adversely affect your investment in the Notes.
The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, any real or anticipated changes in our published credit ratings will generally affect the trading market for, or the trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.
Investors should not rely on indicative or historical data concerning SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the Notes, we mean the Notes at any time during the floating rate period when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that the SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC.
FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.
FRBNY started publishing SOFR in April of 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.
Changes in SOFR could adversely affect holders of the Notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period, which may adversely affect the trading prices of the Notes. Further, if the benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the interest rate will be deemed to equal zero. In addition, once the benchmark rate for the Notes for each interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the Notes shall accrue at such benchmark rate for the applicable interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the Notes.
SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.
In June 2017, the Alternative Reference Rates Committee (“ARRC”) convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to London interbank offered rate (“LIBOR”) for U.S. dollar obligations. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking. Because of these and other differences, there is no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR.
Any failure of SOFR to gain market acceptance could adversely affect holders of the Notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of and market for the Notes.
The interest rate for the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.
Under the terms of the Notes, the interest rate on the Notes for each interest period during the applicable floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the applicable floating rate period for the Notes, the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the applicable floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).
Under the terms of the Notes, we are expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that we decide are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the notes as “Three-Month Term SOFR Conventions.” For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, we will need to determine and to instruct the calculation agent concerning the manner and timing for its determination of the applicable Three-Month Term SOFR during the applicable floating rate period. Our determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the notes during the applicable floating rate period, which could adversely affect the return on, value of and market for the Notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the Notes for each interest period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.
Under the benchmark transition provisions of the Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body (such as the ARRC); (ii) ISDA; or (iii) in certain circumstances, us. In addition, the benchmark transition provisions expressly authorize us to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current benchmark rate that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current benchmark rate that it is replacing.
Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the Notes, the trading price of the Notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the Notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Notes.
Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the benchmark rate on the Notes during the floating rate period, including, without limitation, any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Notes during any interest period in the floating rate period. For example, we are expressly authorized to determine and implement Three-Month Term SOFR Conventions in order to reflect the use of Three-Month Term SOFR as the benchmark for the applicable floating rate period. In addition, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, then we will determine, among other things, the Benchmark Replacement Conforming Changes. Furthermore, if the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may assume the duties of calculation agent. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error.

USE OF PROCEEDS
We estimate that the net proceeds from this offering of the Notes will be approximately $      , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering of the Notes to repay certain outstanding indebtedness and the remainder for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in Ameris Bank as regulatory capital. We currently have no definitive agreements or arrangements regarding any future acquisitions.
The outstanding indebtedness to be repaid with the net proceeds from this offering of the Notes consists of: (i) $70.0 million of advances under our revolving credit agreement, which bear interest at 90-day LIBOR plus 3.50% (equal to 5.63% at September 30, 2019) and are due September 26, 2020; and (ii) $5.2 million of trust preferred securities, which bear interest at 3-Month LIBOR plus 2.80% (equal to 4.90% at September 30, 2019) and mature April 20, 2034.
Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. Pending the use of the net proceeds from this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at Ameris Bank.

CAPITALIZATION
The following table sets forth our capitalization, on a consolidated basis, as of September 30, 2019: (i) on an actual basis; (ii) on an adjusted basis to give effect to the sale of the Notes offered hereby; and (iii) on a pro forma, as adjusted basis to give effect to sale of the Notes offered hereby and the use of the net proceeds from this offering of the Notes to repay outstanding indebtedness as described under “Use of Proceeds.”
This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2018 and our quarterly report on Form 10-Q for the quarter ended September 30, 2019, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of September 30, 2019
	Actual	As Adjusted		Pro Forma, As Adjusted
	(amounts in thousands, except share data)
Liabilities
Deposits:
Noninterest-bearing	$4,077,856	$		$
Interest-bearing	9,581,738
Total deposits	13,659,594
Federal funds purchased and securities sold under agreements to repurchase	17,744
Other borrowings	1,351,172
Subordinated Notes offered hereby
Subordinated deferrable interest debentures	127,075
FDIC loss sharing payable, net	19,490
Other liabilities	168,479
Total liabilities	15,343,554
Stockholders’ equity
Preferred stock, stated value $1,000; 5,000,000 shares authorized; there are no shares issued and outstanding	$—		$—		$—
Common stock, par value $1; 100,000,000 shares authorized; 69,593,833 shares issued and outstanding	71,447
Capital surplus	1,904,789
Retained earnings	457,127
Accumulated other comprehensive income/(loss)	15,482
Less treasury stock	(28,122)
Total stockholders’ equity	2,420,723
Total liabilities and stockholders’ equity	$17,764,277	$		$
Capital Ratios
Common equity tier 1 capital to risk-weighted assets	9.75%		%		%
Tier 1 capital to risk-weighted assets	9.75%		%		%
Total capital to risk-weighted assets	11.93%		%		%
Tier 1 capital to average assets	8.55%		%		%

DESCRIPTION OF THE NOTES
We will issue the Notes under a Subordinated Debt Indenture between Ameris, as the issuer, and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of March 13, 2017 (the “Base Indenture”), as supplemented by a Second Supplemental Indenture between Ameris and the Trustee, to be dated December   , 2019 (the “Second Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the Second Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.
You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to “Ameris,” “we,” “us” and “our” include only Ameris Bancorp and not any of its subsidiaries.
General
The Notes will be unsecured and subordinated obligations of Ameris and will be issued as a series of the debt securities under the Indenture in an initial aggregate principal amount of  $          . The Notes are not guaranteed by any of our subsidiaries or affiliates, including Ameris Bank, or any other person. We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes); provided, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.
The Notes will mature on            , 2029 (the “Maturity Date”), unless previously redeemed or otherwise subject to acceleration. Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “— Defaults; Events of Default; Limited Rights of Acceleration.”
Beginning with the interest payment date of            , 2024, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve (“Federal Reserve Approval”), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not be redeemed by us prior to            , 2024, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, prior to maturity upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC (as defined below). See “— Redemption.”
The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Ameris or its subsidiaries. There is no sinking fund for the Notes. Except as described below under “— Clearance and Settlement,” the Notes will be represented by one or more global certificates deposited with or on behalf of The Depository Trust Company (with its successors, “DTC”) and registered in the name of Cede & Co. or other nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof in book-entry form only. See “— Clearance and Settlement.”

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of interests and other distributions from Ameris Bank. There are various regulatory restrictions on the ability of Ameris Bank to pay interests or make other distributions to us. See “Risk Factors — Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries” and “Risk Factors — Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement.
Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with covenants under the Indenture, Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers’ certificates.
No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer or director, as such, past, present or future, of Ameris or any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.
The Notes are not savings accounts, deposits or other obligations of Ameris Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Ameris and are neither obligations of, nor guaranteed by, any of our subsidiaries.
Interest
The Notes will bear interest (a) at an initial rate of    % per annum, payable semi-annually in arrears on             and            of each year (each, a “fixed rate interest payment date”), commencing on            , 2020, from and including the date of issuance to, but excluding,           , 2024 (the “fixed rate period”), or earlier redemption, and (b) thereafter and to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), at a floating per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus      basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears on            ,            ,             and             of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on            , 2024. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For the purpose of calculating the interest on the Notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions.
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Federal Reserve Bank of New York’s Website” means the website of FRBNY at http://www.newyorkfed.org, or any successor source.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the

Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by FRBNY, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of  “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we decide may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for the use of Three-Month Term SOFR exists, in such other manner as we determine is reasonably necessary).
The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment” and “Benchmark Transition Event” have the meanings set forth below under the heading “Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined below) plus      basis points.
Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the Notes will be binding and conclusive on you, the Trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices and will be made available to any holder of the Notes upon request.
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding,            , 2024, and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If an interest payment date in respect of a fixed rate period or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. If a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.
Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.
If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by us, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation or executive order to close.
Ranking; Subordination
The Notes will be unsecured, subordinated obligations of Ameris. The Notes will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and senior in right of payment and upon our liquidation to our existing junior subordinated debentures (as identified in the section titled “Capitalization”) and any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes. Our obligation to make any payment on account of the Notes will be subordinated and junior to our Senior Indebtedness (as defined in the Indenture and described below).
The Notes will not be guaranteed by any of our subsidiaries, including Ameris Bank, which is our principal subsidiary. The Notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation Ameris Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.
The Indenture and the Notes do not limit the amount of Senior Indebtedness, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As of September 30, 2019, on a consolidated basis, our liabilities totaled approximately $15.34 billion, which includes approximately $13.66 billion of deposit liabilities, approximately $1.35 billion of other borrowings (which include approximately $70.0 million of indebtedness under our revolving credit agreement, approximately $1.13 billion of Federal Home Loan Bank advances, approximately $74.0 million of subordinated notes issued by Ameris, approximately $76.6 million of subordinated notes issued by

Ameris Bank (or banks that have merged into Ameris Bank) and approximately $127.1 million of trust preferred securities and accompanying junior subordinated debentures), and approximately $188.0 million of other liabilities. Except for approximately $127.1 million of junior subordinated debentures and associated trust preferred securities (which rank junior in right of payment and upon liquidation to the Notes) and approximately $74.0 million of subordinated notes (which rank equal in right of payment and upon liquidation to the Notes) issued by Ameris, all of these liabilities are contractually or structurally senior to the Notes. At September 30, 2019, there was $30.0 million available for borrowing under our revolving credit agreement. Any additional borrowings under our revolving credit agreement also will rank senior to the Notes.
“Senior Indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Ameris, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Ameris, whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:
•
all obligations for borrowed money;

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all obligations evidenced by debentures, debt securities or other similar instruments;

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all obligations in respect of letters of credit, security purchase facilities or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

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all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

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indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Ameris;

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obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts, and similar arrangements;

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purchase money and similar obligations;

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obligations to general creditors of Ameris;

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a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, Ameris which obligation is incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith;

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interest or obligations in respect of any of the foregoing accruing after the commencement of insolvency or bankruptcy proceedings;

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all obligations of the type referred to in the foregoing subclauses above of other persons or entities for the payment of which Ameris is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with GAAP; and

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any renewals, amendments, deferrals, supplements, extensions, refundings or replacements of any of the foregoing.

With respect to the Notes, Senior Indebtedness excludes:
•
any such indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Notes, or ranks pari passu with the Notes;

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any such indebtedness, obligation or liability which is subordinated to indebtedness of Ameris to substantially the same extent as, or to a greater extent than, the Notes are subordinated;

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any indebtedness to a subsidiary of Ameris;

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any trade account payables in the ordinary course of business; and

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the Notes.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other applicable regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of  “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.
Upon the liquidation, dissolution, winding up, or reorganization of Ameris, Ameris must pay to the holders of all Senior Indebtedness the full amounts of principal of, premium, interest and any other amounts owing on, that Senior Indebtedness before any payment is made on the Notes. If, after we have made those payments on our Senior Indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes.
Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of insolvency of Ameris, holders of the Notes may recover less ratably than holders of the Senior Indebtedness and other creditors of Ameris. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.
Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.
No Additional Amounts
In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Material United States Federal Income Tax Considerations.”
Defaults; Events of Default; Limited Rights of Acceleration
The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:
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pursuant to or within the meaning of any bankruptcy law, we (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, (iv) make a general assignment for the benefit of our creditors or (v) are generally unable to pay our debts as they become due;

•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for us or for all or substantially all of our property or (iii) orders our liquidation, and the order or decree remains unstayed an in effect for 60 days; or

•
an appointment of a custodian for a Material Subsidiary.

A Material Subsidiary means Ameris Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.
If any of the foregoing occurs and is continuing, the principal, premium (if any) and interest in respect of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.
The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal, premium (if any) and interest in respect of the Notes, including:
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our default in the payment of any interest upon the Notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days;

•
our default in the payment of the principal of  (or premium, if any) on the Notes with respect to any of the Notes when due, either at maturity, upon redemption, by declaration or otherwise; or

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our default in the performance, or breach, of any covenant or agreement in the Indenture applicable to us, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our nonperformance of any other obligation under the Notes or the Indenture.
If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal of  (or premium, if any) with respect to any of the Notes when due, either at maturity, upon redemption, by declaration or otherwise, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.
The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee indemnity or security sastisfactory to it against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction.
Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper consistent with any such direction received from the holders of the Notes.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
•
such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

•
the holders of not less than 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

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such holder or holders have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

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the Trustee for 60 days after its receipt of such notice, request and offer of security and indemnity has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.
The Indenture requires the Trustee to notify the holders of the Notes regarding the existence of any default actually known to the Trustee, unless the default has been cured or waived. In addition, in the case of a default in payment of principal of or interest on any Note, the Trustee may withhold notice of a default if and so long as the Trustee and/or responsible officers in good faith determines that withholding the notice is in the interests of the holders of the Notes. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.
We are required to deliver to the Trustee, within 120 days after the end of our fiscal year, commencing in the year during which the Notes are issued under an Indenture, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.
Redemption
We may, at our option, beginning with the interest payment date of            , 2024, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption.
The Notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the Notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption, at any time, including before            , 2024, upon the occurrence of:
•
a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of  (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•
a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of  (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any Notes are outstanding; or

•
Ameris becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.
Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.
Modification and Waiver
The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:
•
change the stated maturity date of the principal of  (or premium, if any), or any installment of principal or interest on, the Notes;

•
reduce the principal amount thereof or the rate or amount of interest thereon;

•
reduce the percentage in principal amount of any outstanding Notes, the consent of whose holders is required to modify or amend the Indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain defaults and the consequences thereof under the Indenture;

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adversely affect any right of repayment of the holders of the Notes;

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extend the time of payment of interest on the Notes;

•
change any of the redemption provisions of the Notes; or

•
change the coin or currency for payment of the principal of  (or premium, if any) with respect to the Notes.

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:
•
to evidence the succession of another person to Ameris as obligor under the Indenture or to evidence the addition or release of any guarantor in accordance with the Indenture or any supplemental indenture;

•
to add to the covenants of Ameris for the benefit of the holders of the Notes or to surrender any right or power conferred upon Ameris in the Indenture;

•
to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose, provided that such action or actions will not adversely affect the interests of the holders of the Notes in any material respect;

•
to establish the form or terms of the Notes and any related coupons;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under an indenture by more than one trustee;

•
to cure any ambiguity or correct any inconsistency in the Indenture, provided that the cure or correction does not adversely affect the holders of the Notes;

•
to add events of default for the benefit of the holders of the Notes;

•
to secure or provide for the guarantee of the Notes;

•
to change or eliminate any provisions of the Indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•
to establish the form of the Notes and to provide for the issuance of any series of notes under the Indenture and to set forth the terms thereof, and to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of such notes;

•
to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or to conform any provision in the Indenture to the requirements of the Trust Indenture Act; or

•
to make any change that does not adversely affect the legal rights under the Indenture of any holder of notes of any series issued under the Indenture.

Not in limitation of the foregoing, without the consent of any holders of Notes, we and the Trustee may amend or supplement the Indenture or the Notes (i) to conform the terms of the Indenture and the Notes to the description of the Notes in this prospectus supplement relating to the offering of the Notes or (ii) to implement any Three-Month Term SOFR Coventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).
The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of Ameris, enforceable against it in accordance with its terms.
Legal Defeasance and Covenant Defeasance
We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the Maturity Date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.
We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.
Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.
Satisfaction and Discharge
We may discharge our obligations under the Indenture and the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee or (4) are deemed paid and discharged in a legal defeasance described above (and in the case of clauses (1), (2) and (3), we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of  (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.
Consolidation, Merger and Sale of Assets
The Indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease its assets substantially as an entirety to us, unless:
•
if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the Notes and the performance or observance of our covenants under the Indenture;

•
immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the Indenture, shall have happened and be continuing; and

•
we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such consolidation, merger or disposition and the related supplemental indentures comply with the Indenture.

Further Issues
If no Event of Default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes; provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.
The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Ameris’s compliance with any of its covenants under the Indenture.
Effect of Benchmark Transition Event
Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we will have the right to make Benchmark Replacement Conforming Changes from time to time.
Certain Defined Terms. As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if  (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
Compounded SOFR;

(2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;

(4)
the sum of: (a) the alternate rate that has been selected by us as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of  “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we determine is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of  “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of  “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)
in the case of clause (4) of the definition of  “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by us in accordance with:
(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)
if, and to the extent that, we determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of      % per annum.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Federal Reserve Bank of New York’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “Interest.”
Determinations and Decisions
We and the calculation agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding on the holders of the Notes and the Trustee absent manifest error;

•
if made by us, will be made in our sole discretion;

•
if made by the calculation agent, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•
notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Notes or the Trustee.

If the calculation agent fails to make any determination, decision or election that it is required to make under the terms of the Notes, then we will make that determination, decision or election on the same basis as described above.
Calculation Agent
We will appoint a calculation agent for the Notes prior to the commencement of the floating rate period and will keep a record of such appointment at our principal offices, which will be available to any holder of the Notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent.
Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, as the paying agent for the Notes. We must notify you of changes in the paying agents.
Governing Law
The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Tier 2 Capital
The Notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:
•
be unsecured;

•
have a minimum original maturity of at least five years;

•
be subordinated to Ameris Bank’s depositors and general creditors and to each of our non-bank subsidiaries’ depositors and general creditors;

•
not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;

•
be ineligible as collateral for a loan by us or a major bank subsidiary;

•
only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, including the events described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator to the extent such approval is then required under the rules of the Federal Reserve or such other regulator; and

•
unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement
The Notes will be represented by one or more global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with or on behalf of DTC and registered in the name of Cede & Co. or other nominee of DTC. The Notes will be available for purchase in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
DTC may discontinue providing its services as securities Depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities Depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary). In that event, certificates for the Notes will be printed and delivered to DTC.
As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:
•
will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•
will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•
will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Ameris, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Ameris nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.
Trustee
Wilmington Trust, National Association, will act as Trustee under the Indenture.
Notices
Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes offered hereby. Except where noted, this discussion addresses only those beneficial owners that purchase the Notes in this offering at their original issue price for cash and hold the Notes as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes other than as capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws, such as estate and gift taxes. We intend to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment.
This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:
•
entities treated as partnerships, S corporations, or other pass-through entities for U.S. federal income tax purposes or persons who hold the Notes through entities treated as partnerships, S corporations, or other pass-through entities for U.S. federal income tax purposes;

•
financial institutions and banks;

•
insurance companies;

•
qualified insurance plans;

•
tax-exempt organizations;

•
qualified retirement plans and individual retirement accounts;

•
governmental entities;

•
brokers, dealers or traders in securities or currencies;

•
regulated investment companies;

•
real estate investment trusts or grantor trusts;

•
persons whose functional currency is not the U.S. dollar;

•
persons subject to the alternative minimum tax provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

•
persons who hold the Notes as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale,” or “conversion transaction,” as these terms are used in the Code;

•
persons required to accelerate the recognition of any item of gross income for United States federal income tax purposes with respect to the Notes as a result of such item being taken into account in an applicable financial statement

•
persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
certain U.S. expatriates; and

•
controlled foreign corporations that are “related” to us within the meaning of Section 864(d)(4) of the Code.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Notes, the tax treatment of a person treated as a partner in the partnership for United States federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Partnerships (and other entities or arrangements so treated for United States federal income tax purposes) and their partners should consult their own tax advisors.

This summary is for general information only and is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, as well as existing interpretations relating thereto, all as of the date hereof. The foregoing authorities are subject to differing interpretations or changes subsequent to the date of this prospectus supplement that may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.
PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISOR WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
United States Federal Income Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States,

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust: (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust; or (ii) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Payments of Stated Interest.   Based on the interest rate characteristics of the Notes, we intend to treat the Notes as “variable rate debt instruments” (“VRDIs”) for U.S. federal income tax purposes and this discussion assumes such characterization to be correct. It is expected, and this discussion assumes, that either the issue price of the Notes will equal the stated redemption price at maturity of the Notes or the Notes will be issued with no more than a de minimis amount (as defined in the Treasury Regulations) of original issue discount. Accordingly, stated interest paid on a Note should constitute “qualified stated interest” under the Treasury Regulations applicable to VRDIs, and as such will be taxable to you as ordinary interest income at the time it accrues or is received, depending on your method of accounting for U.S. federal income tax reporting purposes.
Disposition of the Notes.   Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid qualified stated interest, which will be treated as ordinary income described under “— Payments of Stated Interest” above. Your adjusted tax basis in a Note generally will equal the cost of the Note to you. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, you have held the Note for more than one year. Long term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. You are urged to consult your tax advisor regarding such limitations.
Backup Withholding and Information Reporting.   Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. Backup withholding (currently at a rate of 24%) will generally be imposed on these payments if you fail to provide your correct taxpayer identification number to the paying agent and comply with certain certification procedures (generally on an IRS Form W-9) under penalties of perjury, or otherwise fail to establish an exemption from backup withholding. Backup withholding is not an additional tax. By timely providing certain required information to the IRS, the amount withheld under the backup withholding rules generally will be allowable as a credit against your U.S. federal income tax liability.
Net Investment Income Tax.   Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (i) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of Notes); and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (which, in the case of individuals, is between $125,000 and $250,000, depending on the individual’s circumstances). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of Notes.
United States Federal Income Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•
a nonresident alien individual,

•
a foreign corporation, or

•
a foreign estate or trust,

but does not include you if you are an individual present in the United States for 183 days or more in the taxable year of disposition of the Notes and you are not otherwise a resident of the United States for U.S. federal income tax purposes. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, redemption or other disposition of the Notes.
Payments of Stated Interest.   Subject to the discussion below concerning backup withholding and FATCA withholding, payments of interest on the Notes made by us or any paying agent to you are generally exempt from U.S. federal withholding tax under the “portfolio interest exemption,” provided that you satisfy the certification requirements under “— Certification Requirement” described below.
Certification Requirement.   Interest on a Note will not be exempt from U.S. federal withholding tax unless you certify on a properly executed IRS Form W-8BEN, Form W-8BEN-E or other appropriate form, under penalties of perjury, that you are not a United States person. If not exempt, you will generally be subject to U.S. federal income tax withholding at a 30% rate (or such lower rate under an applicable income tax treaty).
If interest on your Note is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, the interest is attributable to a permanent establishment or fixed base maintained in the United States), you will be exempt from the withholding tax discussed in the preceding paragraphs, provided that you have provided a properly executed IRS Form W-8ECI. With respect to “effective connected” interest, you generally will be taxed on a net income basis in the same manner as if you were a U.S. Holder (see “— United States Federal Income Tax Consequences to U.S. Holders” above). If you are a corporate non-U.S. holder, you may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower rate under an applicable income tax treaty) with respect to your “effectively connected” interest.
Disposition of the Notes.   Subject to the discussions below concerning FATCA Withholding and Backup Withholding and Information Reporting below, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under “— Payments of Stated Interest” above), you generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of the Notes, unless the gain is effectively connected with the conduct of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

If you are engaged in a trade or business in the United States and you recognize gain on a sale or other disposition of the Notes that is effectively connected with that trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States), you generally will be taxed on a net income basis with respect to such gain as if you were a U.S. Holder (see “— United States Federal Income Tax Consequences to U.S. Holders” above). If you are a corporate non-U.S. holder, you may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate under an applicable income tax treaty) on its “effectively connected” gains. You should consult your tax advisor with respect to the tax consequences of the ownership and disposition of the Notes.
Backup Withholding and Information Reporting.   Information returns will be filed with the IRS in connection with interest payments on the Notes. Unless you comply with certification procedures (see “— Certification Requirements”) to establish that you are not a United States person or otherwise establishes an exemption and the payor or broker does not have actual knowledge or reason to know that the holder is a United States person, information returns will generally be filed with the IRS reporting your proceeds from a sale or other disposition (including a retirement or redemption) of the Notes within the United States or effected by or through the U.S. office of any broker and backup withholding (currently at a rate of 24%) will generally be imposed on interest payments on the Notes or on the proceeds from a sale or other disposition of the Notes within the United States or effected by or through the U.S. office of any broker. Payment of the proceeds from the sale of the Notes effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding with certain exceptions. Copies of the information returns may also be made available to the tax authorities in the country in which the respective non-U.S. holder resides under the provisions of an applicable income tax treaty.
Backup withholding is not an additional tax. By timely providing certain required information to the IRS, the amount withheld under the backup withholding rules generally will be allowable as a credit against your U.S. federal income tax liability.
FATCA Withholding.   Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) impose a 30% withholding tax on “withholdable payments” made to a foreign entity unless the foreign entity is:
•
a “foreign financial institution” that furnishes proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules or the non-financial foreign entity; or

•
a “non-financial foreign entity” (as defined under FATCA) that provides sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

The term “withholdable payment” includes interest paid with respect to the Notes and the gross proceeds of the sale or other disposition of the Notes. However, proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to payments of gross proceeds from the sale, exchange or other disposition of the Notes. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final regulations. You are encouraged to consult with your own tax advisors regarding any potential implications of FATCA on an investment in the Notes under your particular circumstances.
THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE NOTES TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE NOTES AS APPLICABLE TO YOU.

BENEFIT PLAN/ERISA CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on: (i) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA (“ERISA Plans”); (ii) individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code; (iii) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).
The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the Notes. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.
Under ERISA, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.
An ERISA Plan fiduciary should consider whether an investment in the Notes satisfies the requirements set forth in Part 4 of Subtitle B of Title I of ERISA, including the requirements that (i) the investment satisfy the prudence and diversification standards of ERISA, (ii) the investment be solely in the interests of the participants and beneficiaries of the Plan, (iii) the investment be permissible under the terms of the Plan’s investment policies and governing instruments and (iv) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. In determining whether an investment in the Notes is prudent for ERISA purposes, an ERISA Plan fiduciary should consider all relevant facts and circumstances, including, without limitation, the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. A fiduciary of a Plan that is not an ERISA Plan or of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations, including for a Non-ERISA Arrangement under Similar Laws.
In addition to ERISA’s general fiduciary standards, Section 406 of ERISA with respect to ERISA Plans and Section 4975 of the Code with respect to Plans generally prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, the underwriter and our and the underwriter’s current and future affiliates may possibly be parties in interest with respect to many Plans and the purchase, holding or disposition of the Notes by or on behalf of, or with the assets of, such Plans could be considered to give rise to a non-exempt direct or indirect prohibited transaction under ERISA or Section 4975 of the Code. Thus, a Plan fiduciary considering an investment in the Notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Non-ERISA Arrangements may be subject to Similar Laws in this regard and the fiduciary or other responsible party acting on behalf of a Non-ERISA Arrangement should consider whether an investment in the Notes might constitute or give rise to a prohibited transaction under Similar Law.
In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase Notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (i) the in-house asset manager exemption (PTCE 96-23); (ii) the insurance company general account exemption (PTCE 95-60); (iii) the bank collective investment fund exemption (PTCE 91-38); (iv) the insurance company pooled separate account exemption (PTCE 90-1); and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of Notes, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurances, however, that any of these statutory or class exemptions will be available with respect to transactions involving the Notes or with respect to any particular Plan.
Each purchaser or holder of a Note, and each fiduciary who causes any entity to purchase or hold a Note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Notes, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding Notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such Notes shall not constitute or result in (a) the purchase, holding or disposition of an impermissible or imprudent investment, (b) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law; or (c) a breach of fiduciary or other duty or applicable law.
Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.
ACCEPTANCE OF INVESTMENTS ON BEHALF OF PLANS OR NON-ERISA ARRANGEMENTS IS IN NO RESPECT A REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PLAN OR NON-ERISA ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR OTHER PLAN OR NON-ERISA ARRANGEMENT.

UNDERWRITING
We have entered into an underwriting agreement with Sandler O’Neill & Partners, L.P. with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriter has agreed to purchase the aggregate principal amount of Notes in this offering set forth next to its name in the following table.
Underwriter	Amount of Securities
Sandler O’Neill & Partners, L.P.	$
The underwriting agreement provides that the obligations of the underwriter to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriter is obligated to purchase all of the Notes offered by this prospectus supplement if any of the Notes are purchased.
We have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.
Discounts
The following table shows the per Note and total underwriting discounts and commissions we will pay the underwriter.
Per Note		%
Total	$
Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed    % of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriter to certain other brokers or dealers at a discount from the initial public offering price not to exceed    % of the principal amount of the Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriter may change the offering prices and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
We estimate that our expenses for the offering, not including the underwriting discount and commissions, will be approximately $      . We also have agreed to reimburse the underwriter for certain of its fees and expenses related to the offering. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.
The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.
We expect that delivery of the Notes will be made against payment therefor on or about           , 2019. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
No Public Trading Market
There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriter has advised us that it intends to make a market in the Notes. However, it is not obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable. If an active public trading market for the Notes does not develop, then the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, then they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities
We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including the closing date of the offering contemplated hereby, that we will not, without the prior written consent of the underwriter, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities issued or guaranteed by us or any subsidiary of ours, other than the Notes.
Price Stabilization; Short Positions
In connection with this offering of the Notes, the underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales of Notes in excess of the offering size, which may create a short position for the underwriter. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, then it may discontinue them at any time without notice.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments, including, without limitation, serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriter or its affiliates have a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus supplement or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which are considered to be a part of this prospectus supplement:
•
our annual report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2019, incorporated by reference therein);

•
our quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 10, 2019, August 9, 2019 and November 8, 2019, respectively;

•
our current reports on Form 8-K filed with the SEC on May 6, 2019, May 7, 2019, May 14, 2019, June 12, 2019, July 1, 2019, and November 21, 2019;

•
our Amendment No. 1 on Form 8-K/A filed with the SEC on September 12, 2019;

•
our Amendment No. 2 on Form 8-K/A filed with the SEC on November 20, 2019; and

•
the description of our common stock included under the caption “Description of Capital Stock” found in our Preliminary Prospectus dated as of April 21, 1994, filed as part of our Registration Statement on Form SB-2 (Registration No. 33-77930) on April 21, 1994, and any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus supplement and deemed to be part hereof  (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus supplement are available without charge to you on the Internet at www.amerisbank.com or by contacting our Corporate Secretary at Ameris Bancorp, 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305 or (404) 639-6500. The information on our website is provided as an inactive textual reference, and the information on our website is not part of, nor incorporated by reference into, this prospectus supplement.
YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. NEITHER WE NOR ANY UNDERWRITERS, DEALERS OR AGENTS HAVE AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY OTHER OFFERING MATERIAL OR ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES ON THE FRONT OF THOSE DOCUMENTS.
LEGAL MATTERS
Certain legal matters in connection with the offering of the Notes offered by this prospectus supplement will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia. Covington & Burling LLP, Washington, D.C. will pass upon certain legal matters for the underwriter.

EXPERTS
Crowe LLP, independent registered public accounting firm, has audited Ameris Bancorp and subsidiaries’ consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Ameris Bancorp and subsidiaries’ internal control over financial reporting as of December 31, 2018, as set forth in its reports, which are incorporated by reference into this prospectus supplement. Ameris Bancorp and subsidiaries’ financial statements included in its annual report on Form 10-K for the year ended December 31, 2018 are incorporated by reference in reliance on Crowe LLP’s reports, given on its authority as an expert in accounting and auditing.
Ernst & Young LLP, independent registered public accounting firm, has audited Fidelity Southern Corporation and subsidiaries’ consolidated financial statements included in Ameris’s Amendment No. 1 on Form 8-K/A, filed with the SEC on September 12, 2019, and the effectiveness of Fidelity Southern Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2018, as set forth in its reports, which are incorporated by reference into this prospectus supplement. Fidelity Southern Corporation and subsidiaries’ financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Rights
Warrants
Units
Ameris Bancorp may offer and sell, from time to time, in one or more offerings, together or separately, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units combining elements of the foregoing. The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling shareholders to be identified in the future.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.
We may offer and sell these securities directly or through one or more underwriters, dealers and agents, on a continuous or delayed basis, or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.
Our common stock is traded on The NASDAQ Global Select Market under the symbol “ABCB.” On February 21, 2017, the last sales price on The NASDAQ Global Select Market for our common stock was $48.95. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.
Investing in our securities involves risk. You should refer to the “Risk Factors” section included in the applicable prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission and carefully consider that information before investing in any of these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Our principal executive office is located at 310 First St., S.E., Moultrie, Georgia 31768; our telephone number is (229) 890-1111.
The date of this prospectus is February 27, 2017.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration statement, from time to time, we may sell, either separately or together, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units combining elements of the foregoing, in one or more offerings. Unless we indicate otherwise, references to “we,” “our,” “us,” “the Company” and “Ameris” are to Ameris Bancorp and its subsidiaries on a consolidated basis, and references to “the Bank” or “our Bank” are to Ameris Bank.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” below.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement, including the exhibits and the documents incorporated herein by reference, can be read at our website (www.amerisbank.com), the SEC website (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information” below.
You should rely only on the information contained or incorporated by reference in this prospectus and the relevant prospectus supplement. We have not authorized any other person, including any underwriter or agent, to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement, and we will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us from time to time directly to the public or through dealers or designated agents. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this registration statement and any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that we file with the SEC can also be found on our website, www.amerisbank.com, under the link “SEC Filings.” The information on, or that can be accessed through, our website is not a part of this document.
This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and is qualified in its entirety by reference to the copy of the applicable document filed with the SEC; you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits), until we or any underwriters sell all of the securities offered by this prospectus:
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Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 27, 2017;

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The information contained in our Definitive Proxy Statement on Schedule 14A filed on April 1, 2016, and specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016;

•
Our Current Reports on Form 8-K filed on January 23, 2017 and February 8, 2017; and

•
The description of our common stock contained under the caption “Description of Capital Stock” found in our Preliminary Prospectus dated as of April 21, 1994, filed as part of our Registration Statement on Form SB-2 (Registration No. 33-77930) on April 21, 1994, and any amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or any exhibit thereto was furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.
You may request a copy of these filings, at no cost (other than for a copy of an exhibit to a filing, unless that exhibit is specifically incorporated by reference in the filing), by writing or telephoning us at the following address and telephone number:
Ameris Bancorp
310 First St., S.E.
Moultrie, Georgia 31768
Attn: Corporate Secretary
(229) 890-1111
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and we caution you not to place undue reliance on these statements.
Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions and may include projections relating to our future financial performance, including our growth strategies and anticipated trends in our business. For a detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2016, including the sections entitled “Risk Factors” in Part I, Item 1A of that report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, as well as our subsequent periodic and current reports filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of these documents. These risks and uncertainties are not exhaustive however. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or the relevant report to conform our prior statements to actual results or revised expectations, and we do not intend to do so.
AMERIS BANCORP
Ameris Bancorp, a Georgia corporation, is a bank holding company whose business is conducted primarily through Ameris Bank, a Georgia state-chartered bank and a wholly owned subsidiary of Ameris. We are headquartered in Moultrie, Georgia, and provide a full range of banking services to our retail and commercial customers through branches primarily concentrated in select markets in Georgia, Alabama, Northern Florida and South Carolina. These branches serve distinct communities in our business areas with autonomy but do so as one bank, leveraging our favorable geographic footprint in an effort to acquire more customers.
We operate 97 domestic banking offices with no foreign activities. At December 31, 2016, we had approximately $6.9 billion in total assets, $5.37 billion in total loans, $5.58 billion in total deposits and $646.4 million of shareholders’ equity. Deposits with Ameris Bank are insured, up to applicable limits, by the Federal Deposit Insurance Corporation.
Our principal executive offices are located at 310 First St., S.E., Moultrie, Georgia 31768. Our telephone number is (229) 890-1111 and website is www.amerisbank.com. The information on our website is not a part of this prospectus, and the reference to our website address does not constitute incorporation by reference of any information on that website into this prospectus or any prospectus supplement.

USE OF PROCEEDS
Unless we indicate otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes. These purposes may include (1) providing capital to support our growth organically or through the acquisition of financial institutions or branches thereof in negotiated transactions, the acquisition of failed institutions from the Federal Deposit Insurance Corporation or the acquisition of businesses related to banking, (2) repaying or refinancing existing indebtedness, (3) financing investments in our subsidiaries or capital expenditures and (4) repurchasing our outstanding common stock. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering at the time of sale. Pending such use, we may place the net proceeds in temporary investments or in deposit accounts at the Bank or we may use the net proceeds to reduce our indebtedness.
RISK FACTORS
An investment in Ameris securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus, as well as those contained in any applicable prospectus supplement. These risk factors may also be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends, both including and excluding interest on deposits, on a historical basis for the periods indicated. We did not have any preferred stock outstanding after March 24, 2014.
Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Including interest on deposits	5.95x	4.57x	4.64x	3.72x	2.39x
Excluding interest on deposits	12.90x	10.26x	10.45x	13.44x	10.34x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	5.95x	4.57x	4.56x	3.21x	1.94x
Excluding interest on deposits	12.90x	10.26x	9.97x	7.73x	4.07x
For the purpose of computing the foregoing ratios, “earnings” represent net income plus fixed charges and the provision for income taxes, and “fixed charges”, excluding interest on deposits, consist of interest on outstanding debt, interest capitalized and the estimated portion of rental expense attributable to interest. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on our outstanding preferred stock.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, rights, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement and other offering material will describe particular terms of any security we offer, and it may add, update or change the terms and conditions of the securities as summarized in this prospectus. The applicable prospectus supplement will also contain information, where applicable, about material U.S.federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
In addition, for certain types of securities we offer, as discussed below, we may also adopt an amendment to our articles of incorporation or enter into an agreement that will govern the terms of such securities. We will file any such amendment or agreement with the SEC in connection with the offering of the applicable securities. For more information on how you can obtain copies of documents we file with the SEC, see “Where You Can Find More Information” above.
In the descriptions of our common stock, preferred stock, depositary shares, debt securities, rights, warrants and units, the terms “we,” “our” and “us” refer only to Ameris Bancorp and not to its subsidiaries.
DESCRIPTION OF COMMON STOCK
This section describes the material terms and provisions of Ameris common stock, par value $1.00 per share, or “common stock,” that we may offer from time to time. The following description of our common stock is only a summary and is subject to and qualified in its entirety by reference to our articles of incorporation, as amended (our “articles of incorporation”), our amended and restated bylaws (our “bylaws”) and the Georgia Business Corporation Code (the “GBCC”) and other applicable provisions of Georgia law. You should refer to, and read this summary together with, our articles of incorporation and bylaws to review all of the terms of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a prospectus supplement.
General
Our articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock. A total of 35,118,792 shares were issued and outstanding as of February 21, 2017. Our common stock trades on The NASDAQ Global Select Market under the symbol “ABCB.” As of February 21, 2017, approximately 901,000 shares of common stock were reserved for issuance under our 2014 Omnibus Equity Compensation Plan, which provides for grants of various stock or stock-based awards to directors, officers and certain other employees. Computershare Investor Services serves as the registrar and transfer agent of our common stock.
You should note that the rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.
Voting Rights
Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. In general, a majority of votes cast on a matter, whether in person or by proxy, at a meeting of shareholders at which a quorum is present is sufficient to take action on such matter. Directors are elected by a plurality of votes cast, and shareholders do not have cumulative voting rights.
Dividend Rights
Holders of our common stock are entitled to receive dividends only if, as and when declared by the our board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any preferred stock then outstanding. Under the GBCC, we may not pay a dividend if, after paying such dividend, (1) we would not be able to pay our debts as they become due or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders, if any, whose rights are superior to those receiving the distribution.
As a bank holding company, our ability to pay dividends is substantially dependent on the ability of Ameris Bank to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon Ameris Bank’s earnings and financial condition, as well as upon general economic conditions and other factors. In addition, under Georgia law, the prior approval of the Georgia Department of Banking and Finance is required before any cash dividends may be paid by a Georgia bank, such as Ameris Bank, if  (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (plus the reserve for loan losses) of such bank, (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (after taxes but before dividends) for the previous calendar year or (iii) the ratio of equity capital to adjusted total assets is less than 6%. As of December 31, 2016, there was approximately $39.0 million of retained earnings of Ameris Bank available for payment of cash dividends under applicable regulations without obtaining regulatory approval.
Liquidation and Other Rights
Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of our known debts and liabilities.
Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of Ameris or holders thereof. Finally, subject to the rules of The NASDAQ Global Select Market, our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.
Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and the GBCC
Our articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of Ameris by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with our board of directors. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
The GBCC also provides additional provisions which, if adopted by our board of directors, would further inhibit certain unsolicited acquisition proposals.
Classified Board of Directors.   Our bylaws provide that our board of directors shall consist of not less than seven and not more than 15 members. Our bylaws provide for a classified board of directors, divided into three classes, with each class consisting as nearly as possible of one-third of the total number of directors, and with shareholders electing one class each year for a three-year term. Between shareholders’ meetings, only our board of directors is permitted to appoint new directors to fill vacancies or newly created directorships so that no more than the number of directors in any given class could be replaced each year and it would take three successive annual meetings to replace all directors.

Shareholder Action Through Written Consent.   Our bylaws only provide for shareholder action by written consent in lieu of a meeting if all shareholders entitled to vote on such action sign such consent.
Nominations to Board of Directors.   Our articles of incorporation and bylaws provide that nominations for the election of directors may be made by our board of directors or any committee appointed by our board of directors or by any shareholder entitled to vote generally in the election of directors. Our bylaws establish an advance notice procedure for shareholder nominations to our board of directors. A shareholder may only make a nomination to our board of directors if he or she complies with the advance notice and other procedural requirements of our bylaws and is entitled to vote on such nomination at the meeting.
Removal of Directors; Board of Directors Vacancies.   Our articles of incorporation provide that members of our board of directors may only be removed for cause and then only with a vote of at least a majority of the outstanding shares entitled to vote in the election of directors. Our bylaws further provide that only our board of directors may fill vacant directorships. These provisions would prevent a shareholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such shareholder’s own nominees.
Authorized But Unissued Stock.   The authorized but unissued shares of the common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of the common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.
Georgia “Fair Price” Statute.   Sections 14-2-1110 through 14-2-1113 of the GBCC (the “Fair Price Statute”), generally restrict a company from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless:
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the transaction is unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or

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the transaction is recommended by at least two-thirds (2/3) of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.

Georgia “Business Combination” Statute.   Sections 14-2-1131 through 14-2-1133 of the GBCC (the “Business Combination Statute”), generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder for a period of five (5) years after the date on which such shareholder became an interested shareholder unless:
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the transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder;

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the interested shareholder acquires at least 90% of the company’s voting stock in the same transaction (calculated pursuant to GBCC Section 14-2-1132) in which such person became an interested shareholder; or

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subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14-2-1132).

The GBCC provides that the restrictions set forth in the Fair Price Statute and the Business Combination Statute will not apply unless the bylaws of the corporation specifically provide that these provisions of the GBCC are applicable to the corporation (and in certain other situations). We have not elected to be covered by such statutes, but we could do so by action of our board of directors, without a vote by shareholders except as may be prohibited by law, at any time.

Restrictions on Ownership
The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended, or the “BHC Act,” generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of Ameris. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. For any existing bank holding company, under the BHC Act such bank holding company must obtain the prior approval of the Federal Reserve Board before acquiring 5% or more of our voting stock. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Ameris, where no other person holds a greater percentage of that class of voting stock, constitutes acquisition of control of the bank holding company.
DESCRIPTION OF PREFERRED STOCK
This section outlines the general provisions of the shares of Ameris preferred stock, or “preferred stock,” that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of any series of preferred stock that we issue. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock to which the prospectus supplement relates.
The following description of the preferred stock, and any description of preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation that our board will adopt relating to the particular series of preferred stock, as well as to applicable provisions of our bylaws, the GBCC and other applicable provisions of Georgia law. We will file a copy of the articles of amendment with the SEC in connection with the sale of any series of preferred stock. You should refer to, and read this summary together with, such articles of amendment, as well as our articles of incorporation and bylaws, to understand all of the terms of any shares of preferred stock that we may offer.
Finally, the information in “Description of Common Stock” above discussing the anti-takeover provisions of our articles of incorporation are equally applicable to the discussion of the terms of our preferred stock.
General
Under our articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, subject to the provisions of our articles, applicable law and the rules of The NASDAQ Global Select Market. Our board of directors may fix the designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, of each series of preferred stock.
As of the date of this prospectus, 52,000 shares of preferred stock have been designated as Fixed Rate Cumulative Preferred Stock, Series A. All of such shares have been repurchased and redeemed pursuant to the terms of such series and have been cancelled and are no longer outstanding. No other series of preferred stock has been designated, and no other shares of our preferred stock have been issued.
The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:
•
the title, designation and number of shares of the series of preferred stock;

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the price at which the preferred stock will be issued;

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the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;

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whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;

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whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

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the amount, if any, payable on the shares of such series of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

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any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;

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the exchange or market, if any, where the preferred stock will be listed or traded; and

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any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.
The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a shareholders’ right plan or otherwise.
Rank
Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.
Dividends
Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.
Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.
Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends, or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.
Conversion or Exchange
The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.
Redemption
If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.
If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
The holders of shares of preferred stock will have no voting rights, except:
•
as otherwise stated in the applicable prospectus supplement;

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as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

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as required by applicable law.

Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over us, as determined by the Federal Reserve Board based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of the preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock — Restrictions on Ownership.”

Transfer Agent and Registrar
The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.
DESCRIPTION OF DEPOSITARY SHARES
The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our articles of incorporation for the applicable series of preferred stock that are, or will be, filed with the SEC.
General
We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, which we refer to in this prospectus as the “depositary,” under a deposit agreement between us, the depositary and the holders of the depositary receipts. We will identify the depositary in the applicable prospectus supplement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. If necessary, the prospectus summary will also provide a description of the U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.
However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.
The deposit agreement will automatically terminate if:
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all outstanding depositary shares have been redeemed;

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each share of preferred stock has been converted into or exchanged for common stock; or

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a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Miscellaneous
The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither the preferred stock depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The Company and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF DEBT SECURITIES
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.
Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part (the text below refers to both the senior and subordinated indentures as the form of  “indenture”). The senior and subordinated indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. The following summary of the general terms and provisions of the indentures is not complete. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.

General
Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
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the title of the debt securities;

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the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

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whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;

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any limit on the aggregate principal amount of the debt securities;

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the date(s) when principal payments are due on the debt securities;

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the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

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the place(s) where principal of, premium and interest on the debt securities will be payable;

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provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

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any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.
Certificated Debt Securities
You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat as the holder of a debt security any persons specified in a written statement of the depositary with respect to that global debt security.
All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”
We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book- entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.
We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person (which we refer to as a “successor”), or permit any other person to consolidate with or merge into us or convey, transfer or lease all or substantially all of that person’s properties and assets to us, unless:
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we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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certain other conditions are met.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
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default in the payment when due of any installment of interest on any debt security of that series, or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges, which default is not cured within 30 days (unless we deposit the entire amount of the payment owed with the trustee or with a paying agent prior to the expiration of this 30-day period);

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default in the payment when due of principal of or premium on any debt security of that series;

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default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

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our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series), which breach is not cured within 90 days after delivery of written notice thereof from the trustee to us or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series to us or the trustee, as provided in the indenture; and

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certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series, though our subordinated debt securities may not grant holders this right to accelerate. Such acceleration is automatic (without no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, Payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:
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reduce the amount of such holders’ debt securities;

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reduce the interest rate of, or extend the time for payment of, interest (including default interest) on any debt security or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a payment default on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make any payment on any debt security, or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges, in currency other than that stated in the debt security;

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adversely affect the right to convert any debt security;

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make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of our independent public accountants to make all payments of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•
a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.
No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.
Certain Definitions
“indebtedness” means:
(1)
all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;

(2)
all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)
all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)
all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(5)
all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements;

(6)
all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)
any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and

(8)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or other obligation described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•
our indebtedness to any of our majority-owned subsidiaries.

Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF RIGHTS
This section describes the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.
Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreement or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.
Each right entitles the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights become void and of no further force or effect.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
In this section, we describe the general terms and provisions of the warrants that we may offer from time to time. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The following description of the warrants we offer, and any description of such warrants in a prospectus supplement, is only a summary and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate, both of which we will file with the SEC in connection with any offers of warrants. You should refer to, and read this summary and the prospectus supplement together with, the warrant agreement, including the forms of warrant certificates representing the warrants, relating to the specific warrants that we may offer, to understand all of the terms of the warrant agreement and the warrants.
General
We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. The applicable prospectus supplement related to an issuance of warrants will describe the terms of such warrants, including the following, as applicable:
•
the title of the warrants;

•
the total number of warrants to be issued;

•
the price or prices at which we will issue the warrants;

•
the designation, amount and terms of the securities purchasable upon exercise of the warrants and the exercise price for such securities;

•
the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•
the procedures and conditions relating to the exercise of the warrants;

•
the minimum or maximum amount of warrants that may be exercised at any one time;

•
anti-dilution and any other provisions to adjust the number or amount of securities to be delivered upon exercise of the warrants;

•
the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
whether the warrants will be in registered or bearer form;

•
information with respect to book-entry registration and transfer procedures, if any;

•
a discussion of material considerations relating to U.S. federal income tax laws and the federal Employee Retirement Income Security Act of 1974, as amended;

•
the identity of the warrant agent; and

•
any other terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the common stock, preferred stock or other securities purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Warrant certificates may be exchanged for new warrant certificates of different denominations.
Exercise of Warrants
Each warrant will entitle the holder to purchase the number of shares of preferred stock or common stock or such other securities for cash at the exercise price stated in, or calculable as described in, the applicable prospectus supplement and warrant agreement. Warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement and otherwise in accordance with the procedures set forth in the applicable prospectus supplement. Upon the proper exercise of the warrants and our receipt of the full exercise price, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants are exercised, a new warrant certificate will be issued for the remaining warrants.
Warrants may be exercised at any time prior to the close of business on the expiration date. After the close of business on the expiration date (or such later date to which we may extend the expiration date of the warrants), unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Georgia.
DESCRIPTION OF UNITS
This section outlines the general terms and provisions of the units that we may offer from time to time. We may issue units comprising one or more of the securities described in this prospectus in any combination. The applicable prospectus supplement will describe the specific terms and conditions of any units that we issue.
We will issue each unit so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. A unit agreement will govern the terms of any units we issue. This unit agreement may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.
Among other things, the prospectus supplement relating to any units that we issue will specify the following terms of such units:
•
the terms of the units, and the terms of any of the common stock, preferred stock, debt securities and warrants comprising the units, including whether and under what circumstances the units may be traded separately;

•
a description of the terms of any unit agreement governing the units;

•
a description of the provisions for payment, settlement, transfer or exchange of the units or the securities comprising the units; and

•
whether the units will be issued fully registered or in global form.

You should note that the description of any units we offer in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which we will file with the SEC in connection with any offer of units. We urge you to read the applicable unit agreement and the applicable prospectus supplement in their entirety.
PLAN OF DISTRIBUTION
General
We may sell the securities covered by this prospectus inside and outside the United States from time to time through one or more underwriters, dealers or agents, directly to one or more purchasers (including our existing shareholders), or through a combination of these methods. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.
The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, filed pursuant to Rule 424(b) under the Securities Act. Such supplement will describe, among other things:
•
the type and terms of the securities being offered;

•
the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

•
the purchase price of the securities;

•
the proceeds we will receive from the sale of the securities and the uses thereof;

•
any purchase options under which underwriters may purchase additional securities from us;

•
any underwriting discounts or commissions, agency fees or other compensation payable to underwriters or agents;

•
any initial public offering price;

•
any discounts or concessions allowed or re-allowed or repaid to dealers; and

•
the securities exchanges or markets on which the securities will be listed, if any.

Underwriters, Dealers and Agents
If we use one or more underwriters in any sale of securities offered under this prospectus, the underwriters will acquire the securities for their own account. The underwriters may then resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may offer the securities to the public directly or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The underwriters may change from time to time any public offering price and any discounts or concessions they allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming such underwriter.
If we use dealers in any sale of securities offered under this prospectus, we will sell the securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale or at a fixed price agreed to with us at the time of sale. In addition, we may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters” as defined in the Securities Act. Any discounts, commissions or profits they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in such prospectus supplement, and we will describe their compensation in the prospectus supplement.
We may also effect sales of securities offered under this prospectus from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on The NASDAQ Global Select Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers.
Direct Sales
We may choose to sell the securities offered under this prospectus directly. In this case, no underwriters, dealers or agents would be involved except as otherwise indicated in a prospectus supplement.
We may sell the securities offered under this prospectus directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to resales of those securities. The terms of these sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us at a specific price under delayed delivery contracts. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Passive Market Making, Stabilization and Other Activities
Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Select Market. Any shares of common stock sold hereunder will be listed on The NASDAQ Global Select Market. We may elect to list any other series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in our common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
In order to facilitate the offering of any of the securities offered under this prospectus, we may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with SEC orders, rules and regulations, including Regulation M, and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, syndicate short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as will be described in the applicable prospectus supplement.
Limitations under State Law
Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with. We are not making an offer of securities in any state that does not permit such an offer.

Indemnification
We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions entitling them to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution from us with respect to payments which the underwriters, dealers or agents may be required to make in respect of such civil liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements of Ameris Bancorp as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, and the effectiveness of Ameris Bancorp’s internal control over financial reporting as of December 31, 2016, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$

% Fixed-to-Floating Rate Subordinated Notes due 2029

Prospectus Supplement

SANDLER O’NEILL + PARTNERS, L.P.

                 , 2019